Exhibit 99.1

Investors:	Media:
Don McCauley	John Christiansen/Stacy Roughan
Chief Financial Officer	Sard Verbinnen & Co
Qualys, Inc.	+1 (415) 618-8750/+1 (310) 201-2040
+1 (650) 801-6181	jchristiansen@sardverb.com/sroughan@sardverb.com
dmccauley@qualys.com

QUALYS ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS

Revenue Growth of 22% Year-Over-Year

GAAP EPS Loss of $0.01, Non-GAAP EPS Income of $0.05

REDWOOD CITY, CA – May 5, 2014 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud security and compliance solutions, today announced financial results for the first quarter ended March 31, 2014. For the quarter, the Company reported revenues of $30.4 million, GAAP net loss of $0.4 million, non-GAAP net income of $1.7 million, adjusted EBITDA of $4.7 million, GAAP loss per diluted share of $0.01, and non-GAAP earnings per diluted share of $0.05.

Philippe Courtot, Chairman and Chief Executive Officer of Qualys, said, “We reported strong first quarter 2014 results, driven by robust and growing customer demand for Qualys’ comprehensive suite of cloud security and compliance solutions. Enterprises around the world are increasing their investments in cloud security to expand the scope of their business reach and enhance their protection against cyber-attacks. With continued new customer adoption and rapid expansion of our platform among existing customers, an increasing number of companies are now deploying our solutions globally, starting with our award-winning Vulnerability Management solution, and increasingly adding our Web Application Security and Policy Compliance solutions. We also recently introduced our Continuous Monitoring solution for Internet-facing systems and announced the general availability of our Web Application Firewall. Both of these new solutions have been well received by our customers, and we expect increased adoption of these solutions by both small and large enterprises. By enhancing our solutions to meet evolving customer needs, we expect to drive Qualys’ continued momentum throughout the year as we remain focused on leveraging our cloud platform to grow revenues and increase value to our customers, partners and shareholders.”

First Quarter 2014 Financial Highlights

Revenues: Revenues for the first quarter of 2014 increased by 22% to $30.4 million compared to $24.9 million for the same quarter last year. Revenue growth was driven by a combination of sales of subscriptions to new customers, as well as subscription renewals and upsells of additional subscriptions to existing customers.

Deferred Revenues: Current deferred revenues increased by 22% to $71.4 million at March 31, 2014 compared to $58.4 million at March 31, 2013. Total deferred revenues increased by 21% to $80.3 million at March 31, 2014 compared to $66.2 million at March 31, 2013.

Gross Profit: GAAP gross profit for the first quarter of 2014 increased by 23% to $23.5 million compared to $19.1 million for the same quarter last year. GAAP gross margin was 77% for the first quarter of 2014, the same as in the prior year’s first quarter. Non-GAAP gross profit for the first quarter of 2014 increased by 23% to $23.7 million compared to $19.2 million for the same quarter last year. Non-GAAP gross margin was 78% for the first quarter of 2014 compared to 77% for the same quarter last year.

Operating Income (Loss): GAAP operating loss for the first quarter of 2014 remained at $0.3 million, equal to the same quarter last year. Non-GAAP operating income for the first quarter of 2014 increased to $1.9 million compared to $0.7 million for the same quarter last year.

Net Income (Loss): GAAP net loss for the first quarter of 2014 was $0.4 million, or $0.01 net loss per diluted share, compared to net loss of $0.6 million, or a $0.02 net loss per diluted share, for the same quarter last year. Non-GAAP net income for the first quarter of 2014 was $1.7 million, or $0.05 per diluted share, compared to non-GAAP net income of $0.3 million, or a $0.01 per diluted share, for the same quarter last year.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2014 increased by 67% to $4.7 million compared to $2.8 million for the same quarter last year. As a percentage of revenues, adjusted EBITDA increased to 15% for the first quarter of 2014 compared to 11% for the same quarter last year.

First Quarter 2014 Business Highlights

Customers:

•	New customers included: Alcatel-Lucent, British Broadcasting Corporation, Fujitsu America, ICAP, Infosys Technologies, Kendle International, Sallie Mae, The E.W. Scripps Company, Tribunal de Justica de Sao Paulo Brazil, World Vision International and Wyndham Worldwide.

New Products and Functionalities:

During the first quarter of 2014, Qualys released several new products and innovations, including:

•	Continuous Security Monitoring for Internet-facing systems, which allows customers to continuously monitor their mission-critical assets and to be alerted to security vulnerabilities or misconfigurations that may make them susceptible to a cyber-attack. This service is now in production and available for all global customers to access for incremental licensing fees.

•	Web Application Firewall (WAF) for both the Amazon EC2 platform and for on-premise deployments on VMware’s virtualization platform. QualysGuard WAF is integrated with the Company’s Web Application Scanning solution, which allows customers to scan their web applications and automatically apply mitigating controls to block threats while minimizing administrative efforts and costs.

•	Launched with the SANS Institute and the Council on CyberSecurity, the Top 4 Security Controls Free Tool, which allows customers to quickly determine if Windows PCs in their environments have implemented the Top 4 critical security controls. More details can be found at http://www.qualys.com/TOP4.

•	Released detection for the Heartbleed OpenSSL critical vulnerability via the popular free service Qualys SSL Labs and in QualysGuard Vulnerability Management. Qualys SSL Labs experienced a tremendous amount of user traffic during the week of April 7, 2014 when this vulnerability was announced as this service became an authoritative source in the industry to identify whether websites are vulnerable to Heartbleed. In the same timeframe, QualysGuard vulnerability scanning volume increased significantly as customers were using the service to test their server environments and report on this critical vulnerability.

•	Released SSL Certificate Dashboard in QualysGuard to help organizations find SSL certificates used in their IT environments on a global scale and provide information about them, such as key size, expiration dates and vulnerabilities. The dashboard is designed to assist customers with tracking and fixing the Heartbleed vulnerability.

Industry Recognition:

•	Honored by SC Magazine as the Best Security Company in the United States for 2014.

•	Named a finalist in four 2014 SC Magazine Awards Categories in Europe, including Best Security Company, Best Vulnerability Management, Best Policy/Risk Management and Best SME Solution.

Strategic Alliances and Channel Partners:

•	Announced partnership with Cognizant, one of the leading outsourcing service providers, to help customers protect applications across multiple cloud environments against the latest cloud security threats and keep them compliant with industry regulations.

•	Announced partnership with Risk I/O, which integrates QualysGuard Vulnerability Management and resells it to customers helping them measure the likelihood of breaches within their perimeter networks.

Financial Performance Outlook

Second Quarter 2014 Guidance: Management expects revenues to be in the range of $31.3 million to $31.8 million. At the midpoint, this represents 20% growth over second quarter 2013 revenues. GAAP net income (loss) per diluted share is expected to be in the range of ($0.01) to $0.01 and non-GAAP net income per diluted share is expected to be in the range of $0.05 to $0.07 based on approximately 37.0 million weighted average diluted shares outstanding for the quarter.

Full Year 2014 Guidance: Management reiterates its expectation for revenues to be in the range of $128.5 million to $130.5 million. At the midpoint, this represents 20% growth over 2013 revenues. GAAP net income (loss) per diluted share is expected to be in the range of ($0.06) to ($0.02) and non-GAAP net income per diluted share is expected to be in the range of $0.22 to $0.26 based on approximately 37.4 million weighted average diluted shares outstanding for the full year.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its first quarter 2014 financial results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID #24075823. The live webcast of Qualys’ earnings conference call can also be accessed at investor.qualys.com. A replay of the conference call will be available through the same webcast link following the end of the call.

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud security and compliance solutions with over 6,700 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The QualysGuard Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accuvant, BT, Dell SecureWorks, Fujitsu, NTT, Symantec, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA). For more information, please visit www.qualys.com.

Qualys, the Qualys logo and QualysGuard are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our belief that we will continue to gain new customer adoption of our core Vulnerability Management solution, our Web Application Scanning solution and our Policy Compliance solution and expand our platform among existing customers; our expectations regarding enhancing our existing customers; our expectations regarding bringing new capabilities and solutions to market in 2014; our belief that we will continue to leverage our cloud platform to grow revenues and increase value to our customers and shareholders; our belief that customers will increasingly adopt our Web Application Scanning and Policy Compliance solutions; our expectation that our Continuous Monitoring and Web Application Firewall solutions will be adopted by our customers on an accelerated basis; our guidance for revenues, GAAP EPS (loss) and non-GAAP EPS for the second quarter and full year 2014; and our expectations for the number of weighted average diluted shares outstanding for the second quarter and full year 2014. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; customer acceptance and purchase of our existing solutions and new solutions; our ability to retain existing customers and generate new customers; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; and general market, political, economic and business conditions. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 28, 2014. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors non-GAAP measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA.

Qualys also monitors non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Qualys believes that these non-GAAP metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income , non-GAAP net income per diluted share and adjusted EBITDA. Furthermore, Qualys uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenues	$30,356	$24,883
Cost of revenues (1)	6,846	5,795

Gross profit	23,510	19,088
Operating expenses:
Research and development (1)	6,404	5,297
Sales and marketing (1)	12,492	10,168
General and administrative (1)	4,875	3,896

Total operating expenses	23,771	19,361

Loss from operations	(261)	(273)
Other income (expense), net:
Interest expense	(4)	(18)
Interest income	108	77
Other income (expense), net	(101)	(319)

Total other income (expense), net	3	(260)

Loss before provision for income taxes	(258)	(533)
Provision for income taxes	182	70

Net loss	$(440)	$(603)

Net loss per share:
Basic	$(0.01)	$(0.02)

Diluted	$(0.01)	$(0.02)

Weighted average shares used in computing net loss per share:
Basic	32,516	31,494

Diluted	32,516	31,494

(1) Includes stock-based compensation as follows:

Cost of revenues	$149	$93
Research and development	435	208
Sales and marketing	573	283
General and administrative	969	365

Total stock-based compensation	$2,126	$949

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2014	2013
Net loss	$(440)	$(603)
Change in foreign currency translation gain (loss), net of zero tax	9	(10)
Available-for-sale investments:
Change in net unrealized gain on investments, net of zero tax	18	—
Less: reclassification adjustment for net realized gain included in net loss	(6)	(6)

Net change, net of zero tax	12	(6)

Other comprehensive income (loss), net	21	(16)

Comprehensive loss	$(419)	$(619)

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$48,296	$42,369
Short-term investments	57,312	54,827
Accounts receivable, net	21,887	28,581
Prepaid expenses and other current assets	4,389	4,679

Total current assets	131,884	130,456
Long-term investments	39,387	35,608
Property and equipment, net	24,169	23,075
Intangible assets, net	2,296	2,394
Goodwill	317	317
Other noncurrent assets	784	753

Total assets	$198,837	$192,603

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,018	$1,930
Accrued liabilities	8,444	9,037
Deferred revenues, current	71,410	67,505
Capital lease obligations, current	538	805

Total current liabilities	82,410	79,277
Deferred revenues, noncurrent	8,908	8,889
Other noncurrent liabilities	1,392	1,320

Total liabilities	92,710	89,486
Stockholders’ equity:
Common stock	33	32
Additional paid-in capital	180,069	176,641
Accumulated other comprehensive loss	(1,067)	(1,088)
Accumulated deficit	(72,908)	(72,468)

Total stockholders’ equity	106,127	103,117

Total liabilities and stockholders’ equity	$198,837	$192,603

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(440)	$(603)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	2,805	2,119
Bad debt expense	14	44
Loss on disposal of property and equipment	—	2
Stock-based compensation	2,126	949
Amortization of premiums on investments	136	49
Changes in operating assets and liabilities:
Accounts receivable	6,680	5,469
Prepaid expenses and other assets	272	354
Accounts payable	80	(244)
Accrued liabilities	(593)	826
Deferred revenues	3,924	1,090
Other noncurrent liabilities	71	4

Net cash provided by operating activities	15,075	10,059

Cash flows from investing activities:
Purchases of investments	(47,451)	(59,916)
Sales and maturities of investments	41,062	65,309
Purchases of property and equipment	(3,778)	(3,650)

Net cash (used in) provided by investing activities	(10,167)	1,743

Cash flows from financing activities:
Proceeds from exercise of stock options	1,256	818
Income tax benefits from exercise of stock options	17	—
Principal payments under capital lease obligations	(267)	(328)

Net cash provided by financing activities	1,006	490

Effect of exchange rate changes on cash and cash equivalents	13	(72)

Net increase in cash and cash equivalents	5,927	12,220
Cash and cash equivalents at beginning of period	42,369	34,885

Cash and cash equivalents at end of period	$48,296	$47,105

Non-cash investing and financing activities:
Vesting of early exercised common stock options	$29	$80

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2014	2013
Net loss	$(440)	$(603)
Depreciation and amortization of property and equipment	2,707	2,012
Amortization of intangible assets	98	107
Interest expense	4	18
Provision for income taxes	182	70

EBITDA	2,551	1,604
Stock-based compensation	2,126	949
Other (income) expense, net	(7)	242

Adjusted EBITDA	$4,670	$2,795

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
GAAP gross profit	$23,510	$19,088
Plus:
Stock-based compensation	149	93

Non-GAAP gross profit	$23,659	$19,181

GAAP loss from operations	$(261)	$(273)
Plus:
Stock-based compensation	2,126	949

Non-GAAP income from operations	$1,865	$676

GAAP net loss	$(440)	$(603)
Plus:
Stock-based compensation	2,126	949

Non-GAAP net income	$1,686	$346

Non-GAAP net income per share:
Basic	$0.05	$0.01

Diluted	$0.05	$0.01

Weighted average shares used in computing non-GAAP net income per share:
Basic	32,516	31,494

Diluted	37,082	35,317